UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2006

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number,
Including Area Code		(203) 499-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) At a meeting held on September 25, 2006, the members of the Board of Directors of UIL Holdings Corporation (the “Registrant”) elected James P. Torgerson as a Director effective October 1, 2006. The Board made no determination as to committee memberships for Mr. Torgerson. Mr. Torgerson is also Chief Executive Officer and President of the Registrant.

(d) On September 25, 2006, Nathaniel D. Woodson tendered his resignation from the Board of Directors, together with all officer positions held by him with the Registrant and its subsidiaries, effective September 30, 2006.

Item 8.01 Other Events.

On September 25, 2006, UIL Holdings Corporation issued a press release announcing the election by its Board of Directors of F. Patrick McFadden as the Non-Executive Chairman of the Board of Directors, effective October 1, 2006. Mr. McFadden will succeed Nathaniel D. Woodson, who will retire at the end of the month as Chairman of the Board.

A copy of the Registrant's press release is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits - The following exhibit is filed as part of this report:

99	Press release, dated September 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date: 09/26/06	By /s/ Richard J. Nicholas
Richard J. Nicholas
Executive Vice President
and Chief Financial Officer